 EXHIBIT 10.2

ADDENDUM signed this __ day of May 2013, between

SOCIAL GEEK MEDIA INC., a body duly incorporated as per the laws of Canada, having its head office at 15, rue Des Érables, St-Sauveur, Québec, Canada JOR 1R)

(Hereinafter “SMG”),

and

Patrick Aubé, businessman, having a place of business at 15 rue des Érables, St-Sauveur, Québec, Canada J0R 1R0

(Hereinafter “Aubé”),

And

Technologies Scan Corp, a body duly incorporated as per the laws of Nevada, having a place of business at 331 Labelle, St-Jérôme, Québec, J7Z 5L2

(Hereinafter “TENP”).

Whereas on or about May__2013, the Parties entered into a Binding Licence agreement whereby TENP agreed to purchase from SGM a licence for the Proteina21 products for the United States the whole in accordance with the terms of the said Licence Agreement;

Whereas the parties wish to amend the said Licence agreement to give Techno options to acquire rights for both Canada and Europe, the whole in accordance with the following:

THE PARTIES AGREE AS FOLLOW:

1.	The preamble is an integral part of the present agreement;

2.	The following paragraphs shall be added to the Licence Agrement to form part hereof:

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2.6           Techno shall have an exclusive one (1) year option to acquire the rights for Canada as well as the established client base, the whole as more fully described in Schedule E on terms to be agreed upon by the parties negotiating in good faith;

2.7           Techno shall also have an exclusive two (2) years option to acquire the rights to Europe, the whole as more fully described in Schedule F attached herewith, on terms to be agreed upon by the parties negotiating in good faith;

3.	All other terms of the Licence Agreement shall remain unchanged;

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

SOCIAL MEDIA GEEK INC.

____________________________
Per:

PATRICK AUBÉ

____________________________

TECHNOLOGIES SCAN CORP

____________________________
Per:

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